Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Grid Dynamics Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	Rule 415(a)(6)	14,802,570	(2)	—	—	—	S-3	333-238202	May 13, 2021	$13,274.98
	Total Offering Amounts					—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder, as a result of stock splits, stock dividends or other similar transactions.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement consists only of 14,802,570 unsold shares of Common Stock, par value $0.0001 per share (the “Unsold Securities”) that had previously been registered under the Registrant’s Registration Statement on Form S-3 (File No. 333-238202), which was declared effective on May 13, 2021 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the Registrant is carrying forward to this registration statement the Unsold Securities that were previously registered under the Prior Registration Statement, and the filing fees of approximately $13,274.98 previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.